Exhibit 10.1

FORM OF JOINDER AGREEMENT

This Joinder Agreement (this “Agreement”) is made as of [●], by [●] (“Joining Equity Holder”), pursuant to, and in accordance with, the Lock-Up Agreement dated as of April 25, 2022, by and among (i) SUPERBAC PubCo Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands (“PubCo”), (ii) SuperBac Biotechnology Solutions S.A., a corporation incorporated under the laws of the Brazil (the “Company”), (iii) XPAC Acquisition Corp., an exempted company limited by shares incorporated under the laws of the Cayman Islands (“XPAC”), (iv) XPAC Sponsor LLC, a Cayman Islands limited liability company (the “Sponsor”), and (v) each of the Equity Holders named therein (the “Lock-Up Agreement”). This document shall constitute a Joinder under Section 5 of the Lock-Up Agreement. Capitalized terms used in this Agreement and not otherwise defined have the meanings ascribed to such terms in the Lock-Up Agreement.

RECITALS

WHEREAS, concurrently with the execution of the Lock-Up Agreement, PubCo, XPAC and certain other parties entered into a Business Combination Agreement (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”);

WHEREAS, in connection with the Business Combination Agreement, the Parties entered into the Lock-Up Agreement, pursuant to which the Lock-Up Securities became subject to limitations on transfer and disposition as set forth therein; and

WHEREAS, the Joining Equity Holder shall enter into this Agreement pursuant to Section 5 of the Lock-Up Agreement.

NOW, THEREFORE, intending to be legally bound, in consideration of the foregoing and the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

1.        Agreements of the Joining Equity Holder.

The Joining Equity Holder hereby agrees to be bound by the provisions of the Lock-Up Agreement applicable to an Equity Holder. Accordingly, any reference in the Lock-Up Agreement to a covenant, agreement or obligation of an Equity Holder (or any compliance with, or breach of, any such covenant, agreement or obligation) shall also constitute a reference to a covenant, agreement or obligation of the Joining Equity Holder (or any compliance with, or breach of, any such covenant, agreement or obligation).

2.        Termination.

This Agreement shall automatically terminate, without any action on the part of any Party, upon termination of the Lock-Up Agreement in accordance with the terms of the Lock-Up Agreement. The effect of termination of this Agreement shall be governed by the provisions of Section 6 of the Lock-Up Agreement.

3.       Notices to Joining Equity Holder.

All general notices, demands or other communications required or permitted to be given or made to the Joining Equity Holder hereunder or under the Lock-Up Agreement shall comply with the terms of Section 10 of the Lock-Up Agreement and be addressed and sent to the numbers, e-mails and addresses indicated in the Joining Equity Holder’s signature page hereto.

4. Miscellaneous.

The parties hereto hereby agree to incorporate by reference Section 11 of the Lock-Up Agreement into this Agreement which shall apply mutatis mutandis to this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

XPAC ACQUISITION CORP.

By:
Name: [●]
Title: [●]

[Signature Page to Joinder to Lock-Up Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

JOINING EQUITY HOLDER:

[●]

Address for notices:

[●]